UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2006

Far East Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-32455	88-0459590
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 N. Sam Houston Parkway E., Suite 205, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-598-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by Far East Energy Corporation (the "Company") dated August 11, 2006, which is incorporated herein by reference.

On August 11, 2006, the Company announced that its 2006 Annual Meeting of Stockholders (the "Annual Meeting") has been rescheduled to be held on December 15, 2006. In conjunction with the new meeting date, the Board of Directors established October 26, 2006, as the record date for determining stockholders of record entitled to notice of, and to vote at, the Annual Meeting. In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by the Company for inclusion in the Company's proxy materials for the Annual Meeting, they must be received by the Secretary of the Company at the Company's executive offices in accordance with its bylaws a reasonable time before the Company begins to print its proxy materials. The Company considers proposals received by September 16, 2006 to be a reasonable time before it begins to print its proxy materials.

In accordance with the provisions of the Company's Amended and Restated Bylaws, in the event a stockholder intends to present a proposal at the Annual Meeting, the stockholder must give the Secretary of the Company written notice, at the Company's principal executive offices, in accordance with its bylaws of the intent to present such proposal no earlier than the close of business on the 120th day prior to the Annual Meeting, or August 17, 2006, and not later than the close of business on the 90th day prior to the Annual Meeting, or September 16, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibit 99.1 Press Release dated August 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Energy Corporation

August 11, 2006	By:	/s/ Bruce N. Huff

Name: Bruce N. Huff
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 11, 2006.